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                                                                   Exhibit 10.33

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT AND EXEMPTIONS FROM ALL APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                               SENIOR SECURED NOTE

$2,000,000                                                         March 6, 2003

         FOR VALUE RECEIVED, the undersigned, BRIAZZ, Inc., a Washington corporation ("Borrower"), promises to pay to the order of Briazz Venture, L.L.C., an Illinois limited liability company ("Lender"), at such place as may be designated from time to time in writing by Lender, the principal sum of Two Million Dollars ($2,000,000) in lawful money of the United States of America.

         This Note is being issued in connection with, among other agreements, the Amended and Restated Purchase Agreement by and between Borrower and Lender dated as of March 5, 2003, and the Amended Security Agreement by and between Borrower and Lender dated as of March 6, 2003 (the "Security Agreement"). Capitalized terms used herein without definition shall have the meanings given such terms in the Security Agreement. This Note is one of a series of similar Notes (singularly, the "Note" and collectively, the "Notes") issued pursuant to the Purchase Agreement. The Notes shall rank equally without preference or priority of any kind over one another and all cash payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby.

         1.       PAYMENT TERMS.

                  (a) Principal. The unpaid principal balance and all unpaid and accrued interest on the Note shall be due and payable on or prior to the earlier of (i) the Maturity Date and (ii) when such amounts are made due and payable upon or after the occurrence of an Event of Default.

                  (b) Interest. Borrower promises to pay interest on the outstanding principal amount of the Note at the Interest Rate. Borrower shall pay interest monthly in arrears, in cash, on each Interest Payment Date and on the Maturity Date and thereafter until the Note is fully repaid, whether by acceleration or otherwise, on demand. If an Event of Default occurs and while such Event of Default is continuing, the interest rate shall be increased to

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         the Default Rate. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, and shall be compounded semi-annually.

                  (c) Principal Prepayment. Borrower may prepay all or a portion of the principal amount of the Note outstanding without premium or penalty.

                  (d) Recordation of Principal Repayments. The date and amount of each payment of principal of the Notes received by Lender shall be recorded by the Lender in its records. The failure to record or any error in recording any such repayment shall not, however, affect the Obligations of Borrower under the Note to repay the principal amount of the Note outstanding, together with all interest accruing thereon, nor shall such failure or error affect any rights of Borrower hereunder or under applicable law. The records, if relevant, as maintained by Lender, absent manifest error or omission, shall constitute prima facie evidence of the amount outstanding under the Note.

                  (e) Payments. All payments by Borrower to Lender hereunder shall be made in lawful currency of the United States of America and in immediately available funds no later than 1:00 p.m., Chicago time, on the Due Date at Lender's address. Lender shall apply payments received from Borrower hereunder first to the payment of interest due and then to the payment of principal under the Note. All payments by Borrower to Lender hereunder shall be made without offset, counterclaim, deduction or withholding of any nature. In the event the date specified for any payment hereunder is not a Business Day, such payment shall be made on the next following Business Day. Any amounts paid after 1:00 p.m., Chicago time, on any Business Day shall be deemed to be paid on the next succeeding Business Day.

                  (f) Funding Costs. Borrower shall pay to Lender as part of Borrower's Obligations, on demand, any and all charges asserted by a bank or similar institution against Lender for or with respect to Lender's forwarding to Borrower of proceeds of the Note for or with respect to Lender's depositing for collection any check or item of payment received or delivered to Lender on account of the Obligations.

         2. SECURITY INTEREST. Pursuant to the terms of the Security Agreement, Borrower has granted Lender, subject to the Agreement Between Creditors, a first-priority security interest in all of Borrower's assets of every nature and type whatsoever (except as provided in the Security Agreement) to secure the payment of all of Borrower's indebtedness hereunder.

         3. COVENANTS. Borrower hereby covenants and agrees that on and after the date hereof and until the Note, together with interest, is paid in full, unless otherwise consented to by Lender in writing:

                  (a) Payment of Notes. Borrower shall pay the principal of and interest on the Note on the dates and in the manner provided herein. Borrower shall pay interest on overdue principal and on overdue installments of interest at the Default Rate, compounded semi-annually, to the extent lawful.

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                  (b)      Limitations on Restricted Payments. Borrower shall
         not make any Restricted Payments.

                  (c) Corporate Existence. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate organizational existence in accordance with its organizational documents and the material rights (charter and statutory) and material corporate franchises of Borrower, provided that Borrower shall not be required to preserve, with respect to itself, any right or franchise if Borrower shall determine that the preservation thereof is no longer desirable in the conduct of its business.

                  (d) Limitation on Transactions with Affiliates. Borrower shall not, on or after the Closing Date, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliates. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between Borrower and Lender or affiliates of Lender, (ii) transactions entered into prior to the Closing Date, or (iii) reasonable or customary business fees, compensation paid to, and indemnity provided on behalf of, officers, directors or employees of Borrower as determined in good faith by Borrower's board of directors.

                  (e) Limitation on Incurrence of Additional Indebtedness. Borrower shall not directly or indirectly incur any Indebtedness other than Permitted Indebtedness.

                  (f) Limitations on Layering Indebtedness. Borrower shall not, directly or indirectly, incur any Indebtedness that is contractually subordinate to any of Borrower's Indebtedness unless, by its terms, such Indebtedness is made expressly subordinate to the Obligations to the same extent and in the same manner as the Indebtedness is subordinated pursuant to the subordination provisions that are most favorable to the holders of any Indebtedness of the Borrower.

                  (g) Waiver of Stay, Extension or Usury Laws. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, and (to the extent that it may lawfully do so) Borrower hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any remedy available to Lender, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  (h) Limitation on Liens Securing Indebtedness; Limitation on Impairment of Lien; Additional Collateral.

                           (i) Borrower shall not, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind on any asset (including, without limitation, all real, tangible or intangible property) of Borrower, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (1) Liens in favor of Lender securing the Obligations under the Security Agreement and the Notes and (2) Permitted Liens.

                           (ii) Borrower shall not take or omit to take any action which action or omission would have the result of adversely affecting or impairing the Lien in favor of Lender under this Agreement or the priority thereof; and Borrower shall not grant to any Person, or suffer any Person (other than the Borrower) to have any interest whatsoever in the Collateral other than Permitted Liens. Borrower shall not enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness, other than as contemplated by this Agreement, the Notes, the Agreement Between Creditors, the CAPCO Subordination Agreement and the Contract of Sale and Security Agreement dated August 26, 2002, between Capco and Borrower. Borrower shall, at its sole cost and expense, execute and deliver all such agreements and instruments as Lender shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Agreement and the Note. Borrower shall, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by this Agreement and the Notes at such times and at such places as Lenders may reasonably request.

                           (iii) From and after the Closing Date, Borrower shall grant to Lenders, subject only to Permitted Liens, a first priority Lien on all property, subject to the Agreement Between Creditors.

                  (i) Taxes. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its Property or assets, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon the Collateral, except to the extent that the imposition of any such tax, assessment, charge or levy or the validity of any such claim is being contested in good faith by appropriate proceedings and Borrower has set aside adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

                  (j) Compliance with Statutes, Etc. Borrower shall comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its Property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

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                  (k)      Notice of Default or Litigation. Borrower shall
         deliver to Lender promptly, and in any event within three (3) Business Days after Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes an Event of Default, (ii) any litigation or governmental proceeding pending against Borrower which is likely materially and adversely to affect the financial condition or operations of Borrower (including any matter where Borrower's maximum potential exposure could equal or exceed $25,000), and (iii) any other event which is likely materially and adversely to affect the financial condition or operations of Borrower.

                  (l) Examinations. Borrower shall allow any representative of Lender to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers, all at such reasonable time and as often as Lender may reasonably request.

                  (m) Condition of Equipment. Borrower shall ensure that its Property and Equipment used or useful in its business are kept in good repair (except for items that are not repairable), working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and Equipment all necessary and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, to the extent and in the manner customary for companies in similar lines of business under similar circumstances.

                  (n) Future Disclosure. Borrower covenants that all information hereafter furnished by Borrower or on its behalf in writing to Lender will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not materially misleading at such time.

                  (o) EBITDA. Borrower shall generate positive EBITDA, as reflected in the quarterly Financial Statements that Borrower shall provide to Lender, either (i) in each fiscal quarter beginning with the quarter ending June 30, 2003, or (ii) cumulatively from the fiscal quarter ending June 30, 2003 to the date of measurement. Failure to satisfy both (i) and (ii) above shall cause the outstanding principal amount of the Note and accrued interest thereon to become due and payable on the forty-fifth (45th) day following the measurement date at which Borrower has not satisfied (i) and (ii) above.

                  (p) Board Meetings. Borrower shall provide Lender with a final version of each set of board minutes no later than three (3) Business Days of when the minutes are approved by Borrower's board of directors.

                  (q)      [Reserved]

                  (r) Shareholder Approval. Borrower shall hold a shareholder meeting at which it seeks Shareholder Approval no later than April 30, 2003.

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                  (s)      Consolidation, Merger, Sale of Assets, Stock
         Transactions, etc. Borrower shall not (i) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its Property or assets (other than sales and leases in the ordinary course of business of inventory and of Equipment that is obsolete or no longer used or useful and assignments for collection in the ordinary course of business or as otherwise contemplated in the Food Purchase Agreement dated as of December 1, 2002, between Borrower and Flying Food Group, L.L.C.), or (ii) purchase, lease or otherwise acquire (in one or a series of related transactions) any part of the Property or assets (other than purchases, leases or other acquisitions of inventory, materials and Equipment in the ordinary course of business) of any Person, other than in the ordinary course of business and consistent with Borrower's past practice.

                  (t) Type of Business. Borrower shall not make any material change in the type of business it now conducts except as contemplated by the parties hereto. The parties acknowledge that licensing Borrower's intellectual property for use by potential franchisees would not constitute a material change in the business of Borrower.

                  (u) Amendment to Charter Documents. Borrower shall not amend the Charter Documents, except to provide for the authorization and issuance of the Preferred Stock or to eliminate any series of preferred stock no shares of which are outstanding.

                  (v) Capital Stock. Borrower shall not (i) permit a split, combination or reclassification of any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Borrower's capital stock; (ii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of Borrower's capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares (except pursuant to outstanding options, warrants and convertible debt listed on Schedule 6(c) attached to the Purchase Agreement, or pursuant to the Warrants or the Preferred Stock) or (iii) repurchase or redeem any shares of its capital stock.

                  (w) Management. Borrower shall not (i) remove, replace or otherwise change any member of Borrower's directors or officers (other than as provided in the Loan Instruments) or (ii) increase the salary, benefits or other compensation of Borrower's directors and officers, including the grant of additional options to purchase shares of Borrower's Common Stock.

                  (x)      Bankruptcy, Receivers, Similar Matters.

                           (i) Voluntary Cases. Borrower shall not commence a voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

                           (ii) Involuntary Cases, Receivers, Etc. Borrower shall not apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or

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                                    collude to cause the appointment of or
                                    taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of Borrower. As used herein, an "Involuntary Borrower Bankruptcy" shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which Borrower is a debtor or any portion of the Property is property of the estate therein or subject to the automatic stay thereof. Borrower shall not file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Bankruptcy. In any Involuntary Borrower Bankruptcy, Borrower shall not, without the prior written consent of Lenders, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and Borrower shall not file or support any plan of reorganization. Borrower shall do all things reasonably requested by Lender to assist Lender in obtaining such relief as Lender shall seek, and shall in all events vote as directed by Lender. Notwithstanding the foregoing, Borrower shall do all things reasonably requested by Lender to support any motion for relief from stay or plan of reorganization proposed or supported by Lender. Nothing in this provision shall obligate any Person to act contrary to any order of any court, which order was not sought or acquiesced in at the direction of Lender or Borrower.

                  (y) Financial Reporting. Borrower shall provide the following to Lender:

                           (i) Annual Reporting. As soon as available, and in any event within ninety (90) days after the end of each fiscal year commencing with the current fiscal year, Borrower shall provide to Lender true and complete copies of its Financial Statements for that year and a copy of all filings made for the year end with the Securities and Exchange Commission. All Financial Statements shall be audited by an independent CPA acceptable to Lender in their reasonable discretion, and shall bear the unqualified (except for customary qualifications) certification of the accountants that the Financial Statements present fairly in all material respects the financial position of Borrower. If Borrower is no longer required to file under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the annual Financial Statements shall include the certification of Borrower's chief executive officer and chief financial officer as if Borrower was a reporting company under the Exchange Act. Notwithstanding the foregoing, the Financial Statements for the year ended and ending December 31, 2002 and December 31, 2003, respectively, may contain a qualification regarding Borrower's ability to continue as a going concern.

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         Borrower shall deliver to Lender together with such financial statements a certificate, dated as of a date within five (5) days of delivery and signed by the chief executive officer of Borrower, certifying that he is familiar with the provisions of each Loan Instrument delivered to Lender in connection herewith, and that he finds that no Event of Default has occurred and is continuing, or if any Event of Default has occurred and is continuing, setting forth details of same.

                           (ii) Quarterly Reporting. Within forty-five (45) days after the end of the first three calendar quarters of each fiscal year, Borrower shall provide true and complete unaudited copies of its Financial Statements for such quarter to Lender and a copy of any report for such quarter filed with the Securities and Exchange Commission. If Borrower is no longer required to file under the Exchange Act, the quarterly Financial Statements shall include the certification of Borrower's chief executive officer and chief financial officer as if Borrower was a reporting company under the Exchange Act.

                           (iii) Monthly Reporting. Within thirty (30) days after the end of each month during the term of this Agreement, Borrower shall deliver to Lenders an unaudited:

                                    (1)      statement of income;

                                    (2)      balance sheet; and

                                    (3)      statement of cash flows

in each case as of the end of such month, all in reasonable detail and certified by Borrower's chief financial officer as having been prepared in accordance with GAAP (subject, in each case, to the absence of footnote disclosures and other presentation items and normal, recurring, quarter-end and year-end adjustments).

                  (z) Budget. As soon as available, but in no event later than the end of Borrower's previous fiscal year, commencing with the fiscal year ending December 31, 2003, Borrower shall provide to Lenders for their approval a proposed budget for Borrower's upcoming calendar year, including monthly projections of costs, expenses, revenues and inventory requirements.

                  (aa) Laurus Principal Payments. Until all amounts outstanding on the Notes have been repaid in full, Borrower shall not make any principal payments on indebtedness owed to Laurus except for principal payments made solely in the form of shares of Borrower's Common Stock and not in the form of cash or other securities, all in accordance with the terms and conditions of the documents governing the loans made to Borrower by Laurus.

                  (bb) Board. Upon Borrower's receipt of shareholder approval of the transactions contemplated by the Purchase Agreement in the manner required by Nasdaq,

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         and upon Lender's written demand and subject to the requirement of Rule
         14f-1 under the Exchange Act, to the extent applicable, Borrower shall cause a sufficient number of Borrower's directors to resign to permit up to five (5) designees of Lender to be appointed to Borrower's board of directors. If at the time Lender exercises its right to appoint members to Borrower's board of directors, or at any time thereafter, Borrower's shares of common stock are listed on an exchange or included for quotation on an interdealer quotation system of Nasdaq, including the Nasdaq National Market System, the appointment of Lender's designees shall be in accordance with the rules and regulations of the exchange or Nasdaq so long as the shares of Borrower's common stock remain listed on the exchange or included for quotation. Further, if Lender has exercised these rights prior to April 1, 2003, one of the designees of Lender shall agree at the time of his or her appointment, in form satisfactory to Borrower, to resign from Borrower's board of directors if Borrower has completed an equity financing with gross proceeds to Borrower of at least $4 million by April 1, 2003. If Borrower completes the equity financing referred to in the prior sentence, then Lender shall have the right to designate and appoint up to four (4) persons to serve on Borrower's board of directors. If the exercise of the rights granted Lender in this clause (bb) constitutes a "change of control" under Borrowers then existing directors' and officers' liability insurance policy, the Borrower may, immediately prior to such change of control, maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of the date immediately prior to the "change of control" are covered by the Borrower's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Borrower's present directors' and officers' liability insurance policy provided that the board of directors of Borrower can obtain such coverage at a cost it believes to be on commercially reasonable terms and conditions. Borrower may not incur additional indebtedness for borrowed money in order to pay for such coverage other than in accordance with past practice. Prior to Borrower's receipt of shareholder approval of the transactions contemplated by the Purchase Agreement in the manner required by Nasdaq, Lender shall have the right to designate one (1) person to be appointed to Borrower's board of directors in the manner described in this section and Borrower shall take whatever steps as are necessary to insure that Borrower has at least four (4) other directors.

                  (cc) Additional Capital. Lender shall have received by March 31, 2003, evidence satisfactory to Lender of Borrower's progress in connection with an offering to raise additional capital of at least $4,000,000.

                  (dd) Voting Agreements. Lender shall have received voting agreements substantially in the form of Exhibit 8(xv) to the Purchase Agreement from the beneficial holders of not less than thirty-five percent (35%) of Borrower's outstanding common stock as of the date of the Purchase Agreement no later than thirty (30) days after the Initial Closing Date (as defined in the Purchase Agreement).

         4.       EVENTS OF DEFAULT.

                  (a) Each or any of the following specified events shall constitute an "Event of Default":

                           (i) Payments. Borrower shall fail to pay when due, any principal of or any interest on the Note, or shall default in the payment when due of any fees or any other amounts owing hereunder and such failure shall continue for a period of seven (7) days following written notice by Lender to Borrower.

                           (ii) Representations, Etc. Any representation, warranty or statement made by Borrower to Lender in any Loan Instrument or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

                           (iii) Covenants. Borrower shall default in the due performance or observance by it of any covenant contained in any Loan Instrument in any material respect and such breach shall not be cured for a period of seven (7) days after written notice thereof is received by Borrower from Lender, except for any such breach which does not have a material adverse effect on Borrower or the business and financial condition of Borrower; provided, that failure to satisfy the covenant in Section 3(o) hereof shall not constitute an Event of Default unless Borrower shall fail to pay an amount due on the Note within the time period prescribed in Section 3(o); provided, further, that Lender shall not be obligated to send Borrower notice of the failure to comply with Section 3(o) or Section 3(dd) and the cure period and materiality qualification described above shall not apply to a breach of Section 3(dd).

                           (iv) Default Under Other Agreements. (i) Borrower shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of, or Indebtedness directly or indirectly guaranteed by Borrower; (ii) Borrower shall default in the performance or observance of any obligation or condition with respect to any such other Indebtedness or any other event shall occur if the effect of such default or event (after giving effect to any applicable grace period) is the acceleration of the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or (iii) any such Indebtedness shall become due prior to its stated maturity as a result of an Event of Default.

                           (v)      Bankruptcy, Receiver.

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

                                    (1)      Borrower shall not pay its debts as
                                    they become due, file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, make an assignment for the benefit of creditors, consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself, or for any substantial part of its Property, be adjudicated insolvent, or take corporate action for the purpose of any of the foregoing; or

                                    (2)      Any court of competent jurisdiction
                                    shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed within sixty (60) days.

                           (vi)     Effectiveness of Lender Liens. This
                                    Agreement shall cease to be in full force and effect or, upon filing of the financing statements at the places designated by Borrower with respect to each such document or statement, Lenders shall not have, or this Agreement shall thereafter cease to give Lenders, Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons (other than Permitted Filings and the Permitted Liens).

                           (vii) Food Production Agreement. Borrower shall default in the due performance or observance by it of any payment obligation contained in the Food Production Agreement, and such default shall be continuing for seven (7) days following written notice thereof to Borrower by Lender.

                  (b) Effect of Event of Default. Upon the occurrence of an Event of Default described in Section 4, the amount due and owing under the Notes shall be increased to One Hundred Thirty Percent (130%) of the then outstanding aggregate principal amount of the Notes, together with any accrued and unpaid interest and fees (the "Increased Principal Amount") and, while such Event of Default is continuing, Lenders may: (i) declare the principal of and any accrued interest in respect of the Notes, including the Increased Principal Amount and all Obligations owing hereunder, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Borrower; and (ii) exercise any rights or remedies under the Loan Instruments, including the remedies described in Section 5 below.

         5.       REMEDIES UPON DEFAULT.

                  (a) In addition to the rights granted to Lender pursuant to Section 4(b) above, Borrower agrees that, if any Event of Default shall have occurred and be continuing, Lender may:

                           (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from Borrower or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Borrower's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of Borrower, or direct Borrower to deliver the same to Lender at any place or places designated by Lender, in which event Borrower shall do so at its own expense;

                           (ii) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to Lender;

                           (iii)    withdraw all monies, securities and
                                    instruments on deposit with Lender for
                                    application to the Obligations;

                           (iv) sell or otherwise liquidate, or direct Borrower to sell or otherwise liquidate, any or all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                           (v) take possession of the Collateral or any part thereof (subject to the Agreement Between Creditors and the CAPCO Subordination Agreement), by directing Borrower in writing to deliver the same to Lender at any place or places designated by Lender, in which event Borrower shall at its own expense:

                                    (1)      forthwith cause the same to be
                                    moved to the place or places so designated by Lender and there delivered to Lender,

                                    (2)      store and keep any Collateral so
                                    delivered to Lender at such place or places pending further action Lender, and

                                    (3)      while the Collateral shall be so
                                    stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that Borrower's obligation to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, Lender shall be entitled to a decree requiring specific performance by Borrower of said obligation.

                  (b) Power of Attorney. Subject to the Capco Subordination Agreement and the Agreement Between Creditors, after the occurrence and during the continuance of an Event of Default, Borrower hereby constitutes and appoints Lender its true and lawful attorney, irrevocably, with full power (in the name of Borrower or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to Borrower under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Lender may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                  (c) Disposition of the Collateral. Subject to the Capco Subordination Agreement and the Agreement Between Creditors, any Collateral repossessed by Lender and any other Collateral whether or not so repossessed by Lender, may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the Property to be sold, and in such manner, at such time or times, at such place or places and on such terms as Lender may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by Lender or after any overhaul or repair which Lender shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to Borrower specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at Lender's option, be subject to reserve), after commercially reasonable public notice thereof. To the extent permitted by any such requirement of law, Lender may bid for and become the purchaser of the Collateral or any item without accountability to Borrower. If, under mandatory requirements of applicable law, Lender shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to Borrower as hereinabove specified, Lender need give Borrower only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

                  (d) Waiver of Claims. Except as otherwise provided herein, BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW,

         NOTICE AND JUDICIAL HEARING IN CONNECTION WITH LENDER'S TAKING POSSESSION OR LENDERS' DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and Borrower hereby further waives, for itself and for all who may claim under it, to the extent permitted by applicable law:

                           (i) all damages occasioned by such taking of possession of any Collateral except any damages which are the direct result of Lender's gross negligence or willful misconduct;

                           (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Lender's rights hereunder; and

                           (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and Borrower, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

         To the extent provided by the UCC and other applicable law, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against Borrower and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Borrower.

                  (e) Application of Proceeds. The proceeds of any Collateral disposed of pursuant hereto shall be applied as follows:

                           (i) to the payment of any and all expenses and fees (including reasonable attorneys' fees) incurred by Lender in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by Lender in connection therewith;

                           (ii) next, any surplus then remaining to the payment of Borrower's obligations to those Persons with Liens that are senior to the Liens granted to Lender hereunder, in respect of the proceeds of the Collateral against which such Persons have such senior Liens, in accordance with their respective priorities;

                           (iii) next, any surplus then remaining to the payment of the Obligations and any of Borrower's obligations that are pari passu with the Obligations, pro rata; and

                           (iv) next, any surplus then remaining shall be paid to Borrower, subject, however, to the rights of the holder of any then existing lien of which Lender has actual notice (without investigation).

Borrower shall remain liable to the Lender to the extent of any deficiency in the amount of the sums received by the Lenders under clauses (i) and (iii) of this Section 5(e).

                  (f) Discontinuance of Proceedings. In case Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of Lender shall continue as if no such proceeding had been instituted.

         6. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 7 and 9 below, the rights and obligations of Borrower and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         7. TRANSFER. This Note may not be transferred or assigned by Lender except as permitted in the Purchase Agreement.

         8. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by Borrower and Lender.

         9. ASSIGNMENT BY BORROWER. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrower without the prior written consent of Lender.

         10. NOTICES. Notices and communications hereunder shall be given in accordance with the Purchase Agreement.

         11. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Northern District of Illinois or any Illinois state court located in Cook County, Illinois in the event any dispute arises out of this Note; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court;
(iii) agrees that it will not bring any action relating to this Note in any court other than the United States District Court for the Northern District of Illinois or an Illinois state court located in Cook County, Illinois and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Note.

         12. USURY. Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Lender and Borrower intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

         13.      MISCELLANEOUS.

                  (a) No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

                  (b) Borrower hereby waives presentment for payment, demand, notice of demand and of dishonor and non-payment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against Borrower, any endorsers, guarantors and sureties of this Note is expressly waived by such parties to the extent permitted by law.

                  (c) Any payment hereunder shall be made in lawful tender of the United States and shall first be applied to any collection costs, then against accrued and unpaid interest hereunder and then against the outstanding principal balance of this Note.

         IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date first written above.

                                         BORROWER:

                                         BRIAZZ, INC., a Washington corporation

                                         By:    /s/ Victor D. Alhadeff
                                            ------------------------------------
                                         Name:  Victor D. Alhadeff

                                         Title: CEO

AGREED AND ACCEPTED

HOLDER:

Briazz Venture, L.L.C., an Illinois
limited liability company

By:    /s/ David L. Cotton
       ------------------------
Name:  David L. Cotton

Title: Chief Financial Officer